UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2007
(Date of Earliest Event Reported April 16, 2007)

Cyber Defense Systems, Inc.
(Exact name of Registrant as specified in its charter)

Florida	333-46224	45-0508387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-0873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding the beliefs, expectations, intentions or strategies of Cyber Defense Systems, Inc. (the "Company") for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Company products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions, which could cause the Company's actual results to differ from management's current expectations, are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing except as required by law.

Item 8.01 OTHER EVENTS

Techsphere Systems International, Inc. a wholly owned subsidiary of Cyber Defense Systems, Inc. (the “Registrant” or the “Company”) has been negotiating the cancellation of their agreement with a fortune 100 Company which agreement was originally disclosed in the 8 K filed on May 23, 2006. The Company has also been in negotiations to work out alternative terms and a repayment plan for the funds advanced to complete the airship. The Company believes a final settlement will be reached in the near future. The Company is currently in negotiations with a replacement sponsor and believes it will close with the replacement company in the near future. There can be no assurance that a formal agreement or replacement sponsor will be found.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2007
CYBER DEFENSE SYSTEMS, INC.

	By:	/s/ Billy Robinson
Name: Billy Robinson
Title: Chief Executive Officer